                                                                     EXHIBIT 4.3



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                            THE ALLSTATE CORPORATION

                                       TO

                STATE STREET BANK AND TRUST COMPANY, as Trustee


                         -----------------------------

                         SECOND SUPPLEMENTAL INDENTURE

                         Dated as of November 27, 1996

                         -----------------------------



           7.83% Junior Subordinated Deferrable Interest Debentures,

                                    Series B


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

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

                                   ARTICLE I

                       Relation to Indenture; Definitions

Section 1.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Section 1.2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

                                   ARTICLE II

                            The Series of Securities

Section 2.1.   Title of the Securities   . . . . . . . . . . . . . . . . .  2
Section 2.2.   Limitation on Aggregate Principal
               Amount; Date of Securities. . . . . . . . . . . . . . . . .  2
Section 2.3.   Principal Payment Date  . . . . . . . . . . . . . . . . . .  2
Section 2.4.   Interest and Interest Rates   . . . . . . . . . . . . . . .  2
Section 2.5.   Extension of Interest Payment Period  . . . . . . . . . . .  4
Section 2.6.   Place of Payment  . . . . . . . . . . . . . . . . . . . . .  5
Section 2.7.   Redemption  . . . . . . . . . . . . . . . . . . . . . . . .  5
Section 2.8.   Exchange  . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 2.9.   Denomination  . . . . . . . . . . . . . . . . . . . . . . .  8
Section 2.10.  Currency  . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 2.11.  Form of Securities  . . . . . . . . . . . . . . . . . . . .  8
Section 2.12.  Securities Registrar and Paying Agent . . . . . . . . . . .  8
Section 2.13.  Sinking Fund Obligations  . . . . . . . . . . . . . . . . .  8

                                ARTICLE III

                                  Expenses

Section 3.1.   Payment of Expenses . . . . . . . . . . . . . . . . . . . .  9
Section 3.2.   Payment Upon Resignation or Removal . . . . . . . . . . . .  9

                                 ARTICLE IV

                        Covenant to List on Exchange

Section 4.1.   Listing on an Exchange  . . . . . . . . . . . . . . . . . . 10




                                     -i-

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                                   ARTICLE V

               Miscellaneous Provisions
                                                                           Page
                                                                           ----
Section 5.1.   Trustee Not Responsible for
               Recitals . . . . . . . . . . . . . . . . . . . . . . . .     10
Section 5.2.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
Section 5.3.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
Section 5.4.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10

                            THE ALLSTATE CORPORATION

                         SECOND SUPPLEMENTAL INDENTURE

                                  $206,186,000

           7.83% Junior Subordinated Deferrable Interest Debentures,
                                    Series B


   SECOND SUPPLEMENTAL INDENTURE, dated as of November 27, 1996, between THE ALLSTATE CORPORATION, a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Massachusetts, as Trustee (the "Trustee").

                                    RECITALS

   The Company has heretofore executed and delivered to the Trustee an Indenture for Subordinated Debt Securities, dated as of November 25, 1996 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

   Section 301 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

   Section 901(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Indenture.

   NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

   For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of such series, as follows:


                                   ARTICLE I

                       Relation to Indenture; Definitions

   Section 1.1. This Second Supplemental Indenture constitutes an integral part of the Indenture.

   Section 1.2.  For all purposes of this Second Supplemental Indenture:

   (a) Capitalized terms used herein without definition shall have the meanings specified in the Indenture or in the Amended and Restated Declaration of Trust, dated as of November 27, 1996 (the "Declaration"), of Allstate Financing II, among the Company, as Depositor, State Street Bank and Trust Company, as Property Trustee, Delaware Trust Capital Management, Inc., as Delaware Trustee, and the Regular Trustees named therein, as the case may be;

   (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Second Supplemental Indenture; and

   (c) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Second Supplemental Indenture.


                                   ARTICLE II

                            The Series of Securities

   Section 2.1. Title of the Securities. There shall be a series of Securities designated the "7.83% Junior Subordinated Deferrable Interest Debentures, Series B" (the "Securities").

   Section 2.2. Limitation on Aggregate Principal Amount; Date of Securities. The aggregate principal amount of the Securities shall be limited to $206,186,000; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect. Each Security shall be dated the date of its authentication.

   Section 2.3. Principal Payment Date. The principal amount of the Securities Outstanding (together with any accrued and unpaid interest (including any Additional Interest thereon, if any)) shall be payable in a single installment on December 1, 2045, which date shall be the Stated Maturity of the Securities Outstanding. The provisions of Section 314 of the Indenture shall not apply to the Securities.

   Section 2.4. Interest and Interest Rates. The rate of interest on each Security shall be 7.83% per annum, accruing from November 27, 1996, or from the most recent interest payment date (each such date, an "Interest Payment

Date") to which interest has been paid or duly provided for, payable semi-annually (subject to Section 2.5) in arrears on June 1 and December 1 of each year commencing June 1, 1997, at the rate of 7.83% per annum, until the principal hereof shall have become due and payable, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 7.83% per annum, compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on any Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not (i) a day on which banking institutions in the City of New York or Chicago, Illinois are authorized or required by law or executive order to close or (ii) a day on which the Corporate Trust Office of the Trustee or the principal office of the Property Trustee under the Declaration hereinafter referred to for Allstate Financing II is closed for business. The interest installment so payable in respect of any Security, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the May 15 or November 15 immediately preceding such June 1 or December 1, respectively. Any such interest installment not punctually paid or duly provided for in respect of any Security shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of this series of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the


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Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

   Section 2.5. Extension of Interest Payment Period. So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of the Securities of this series from time to time, to defer the payment of interest on such Securities for up to 10 consecutive semi-annual periods with respect to each deferral period (each an "Extension Period"), during which periods interest will compound semi-annually and the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon, if any, to the extent permitted by applicable law); provided that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary to, (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of the Company's capital stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company (including other Securities of any series) that rank pari passu with or junior in interest to such Securities (other than (i) dividends or distributions in common stock of the Company, (ii) redemptions or repurchases of any rights, or the declaration of a dividend of any rights, or the issuance of any security under any future rights plan of the Company, (iii) purchases or acquisitions of shares of common stock in connection with the satisfaction by the Company of its obligations under any benefit plans for its or its Subsidiaries' directors, officers, employees or independent contractors, (iv) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Securities of this series. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any

Interest Payment Date, the Company may commence a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Holders of the Securities of this series and the Trustee notice of its election to begin any such Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on the Securities would be payable but for such deferral or, so long as the Securities are held by the Trust prior to the earlier of (i) the next succeeding date on which the Distributions on the Capital Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

   Section 2.6. Place of Payment. The Place of Payment where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Company in respect of the Securities and the Indenture may be served shall be the Corporate Trust Office of the Trustee.

   Section 2.7.  Redemption.

   (a) On or after December 1, 2006, the Company may at any time, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem this Security in whole at any time or in part from time to time, at the following Redemption Prices (expressed as percentages of the principal amount) for the periods indicated, plus accrued and unpaid interest, including Additional Interest, if any, to the Redemption Date:

   December 1, 2006 to November 30, 2007:   103.915%
   December 1, 2007 to November 30, 2008:   103.524%
   December 1, 2008 to November 30, 2009:   103.132%
   December 1, 2009 to November 30, 2010:   102.741%
   December 1, 2010 to November 30, 2011:   102.349%
   December 1, 2011 to November 30, 2012:   101.958%
   December 1, 2012 to November 30, 2013:   101.566%
   December 1, 2013 to November 30, 2014:   101.175%
   December 1, 2014 to November 30, 2015:   100.783%
   December 1, 2015 to November 30, 2016:   100.392%
   On or after December 1,          2016:   100.000%

   (b) If a Special Event in respect of Allstate Financing II shall occur and be continuing, the Company may, at its option, redeem the Securities of this series at any time in whole (but not in part) within 90 days of the occurrence of such Special Event, subject to the provisions of Article Eleven of the Indenture. The Redemption Price for any Securities so redeemed on a Redemption Date prior to December 1, 2006 shall be equal to (A) the greater of (i) 100% of the principal amount of such Securities or (ii) as determined by a Quotation Agent, the sum of the present values of the principal amount and premium that would be payable as part of the Redemption Price with respect to an optional redemption of such Securities on December 1, 2006 pursuant to Section 2.7(a), together with the present values of scheduled payments of interest from the Redemption Date to December 1, 2006 (such time period between the Redemption Date and December 1, 2006 being referred to as the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, (B) accrued interest thereon to but excluding the Redemption Date. If the Company redeems Securities of this series as a result of a Special Event on a Redemption Date which occurs on or after December 1, 2006, the Redemption Price shall be the Redemption Price that would be payable on or upon optional redemption of such Securities on such Redemption Date pursuant to Section 2.7(a).

   For purposes of this Section 2.7(b), the following terms shall have the following respective meanings:

   "Adjusted Treasury Rate" means with respect to any Redemption Date, the Treasury Rate plus (i) 1.25% if such Redemption Date occurs on or before December 1, 1997 or (ii) 0.50% if such Redemption Date occurs after December 1, 1997.

   "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant
Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the prepayment date.

   "Comparable Treasury Issue" means with respect to any Redemption Date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 1, 2006, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

   "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

   "Quotation Agent" means Morgan Stanley & Co. Incorporated.

   "Reference Treasury Dealer" means (i) Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

   "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference

Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

   (c) The provisions of Section 1108 of the Indenture shall not apply to the Securities.

   Section 2.8. Exchange. At any time, the Company may terminate Allstate Financing II and cause the Securities to be distributed to holders of the Trust Securities in liquidation of Allstate Financing II, subject to the Company having received an opinion of counsel experienced in such matters to the effect that holders of the Common Securities and the Capital Securities will not recognize income, gain or loss as a result of such distribution for United States federal income tax purposes.

   Section 2.9. Denomination. The Securities of this series shall be issuable only in registered form without coupons and in denominations of $1,000 and integral multiples thereof.

   Section 2.10. Currency. Principal and interest on the Securities shall be payable in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

   Section 2.11. Form of Securities. The Securities shall be substantially in the form attached as Exhibit A hereto.

   Section 2.12. Securities Registrar and Paying Agent. The Trustee shall serve initially as Securities Registrar and Paying Agent.

   Section 2.13. Sinking Fund Obligations. The Company has no obligation to redeem or purchase any Securities pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.


                                  ARTICLE III

                                    Expenses

   Section 3.1. Payment of Expenses. In connection with the offering, sale and issuance of the Securities and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Securities, shall:

   (a) pay all costs and expenses relating to the offering, sale and issuance of the Securities, including commissions to the underwriters payable pursuant to the Underwriting Agreement and the Pricing Agreement and compensation and expenses of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture;

   (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

   (c) be primarily and fully liable for any indemnification obligations arising with respect to the Declaration; and

   (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

   Section 3.2. Payment Upon Resignation or Removal. Upon termination of this Second Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 5.7 of the Declaration, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.


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

                                   ARTICLE V

                            Miscellaneous Provisions

   Section 5.1. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

   Section 5.2. The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

   Section 5.3. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

   Section 5.4. THIS SECOND SUPPLEMENTAL INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

   IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgements and as of the day and year first above written.

                                             THE ALLSTATE CORPORATION


                                             By:/s/ James P. Zils
                                                ------------------------
                                             Name:  James P. Zils
                                             Title: Vice President and
                                                       Treasurer


Attest:


By:/s/ Emma M. Kalaidjian
   --------------------------
   Name:  Emma M. Kalaidjian
   Title: Assistant Secretary


                                             STATE STREET BANK AND
                                               TRUST COMPANY,
                                             as Trustee


                                             By:/s/ Henry W. Seemore
                                                ----------------------------
                                             Name:  Henry W. Seemore
                                             Title: Assistant Vice President

                           (FORM OF FACE OF SECURITY)

   [IF THE SECURITY IS TO BE A GLOBAL SECURITY, INSERT - This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

   Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

Certificate No.                                                       $________
                                                                      CUSIP No.


                            THE ALLSTATE CORPORATION

           7.83% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES,
                                    Series B

   THE ALLSTATE CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to __________ or registered assigns, the principal sum of ___________ ($__________) on December 1, 2045. The Company further promises to pay interest on said principal sum from November 27, 1996, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on June 1 and December 1 of each year commencing June 1, 1997, at the rate of 7.83% per annum, until the principal hereof shall have become due and payable, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue
installment of interest at the rate of 7.83% per annum, compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the number of actual days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not (i) a day on which banking institutions in the City of New York or Chicago, Illinois are authorized or required by law or executive order to close or (ii) a day on which the Corporate Trust Office of the Trustee or the principal office of the Property Trustee under the Declaration hereinafter referred to for Allstate Financing II, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the May 15 or November 15 immediately preceding such June 1 or December 1, respectively. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of this series of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

   The principal of (and premium, if any) and the interest on this Security shall be payable at the office or agency of the Company maintained for that purpose in the United States in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Security is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Security will be made at such place and to such account as may be designated by the Property Trustee.

   The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

   Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

   Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                            THE ALLSTATE CORPORATION



                                            By:
                                               ----------------------------
                                            Name:
                                            Title:


Attest:



By:
      -----------------------------
      Name:
      Title:


                         CERTIFICATE OF AUTHENTICATION

    This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

STATE STREET BANK AND TRUST COMPANY,
as Trustee



By
   -----------------------------------------------
              Authorized Signatory

                        (FORM OF REVERSE OF SECURITY)

                          This Security is one of a duly authorized issue of
securities of the Company, designated as its 7.83% Junior Subordinated Deferrable Interest Debentures, Series B (herein referred to as the "Securities"), issued under and pursuant to an Indenture, dated as of November 27, 1996, between the Company and State Street Bank and Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by the Second Supplemental Indenture, dated as of November 27, 1996, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                          All terms used in this Security that are defined in
the Indenture or in the Amended and Restated Declaration, dated as of November 27, 1996 (the "Declaration"), of Allstate Financing II, among The Allstate Corporation, as Depositor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Declaration, as the case may be.

                          So long as no Event of Default has occurred and is
continuing, the Company shall have the right at any time during the term of this Security from time to time, to defer the payment of interest on such Security for up to 10 consecutive semi-annual periods with respect to each deferral period (each an "Extension Period"), during which periods interest will compound semi-annually and the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); provided that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary to, (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of the Company's capital stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company (including other Securities of any series) that rank pari passu with or junior in interest to such Securities (other than (i) dividends or distributions in common stock of the Company, (ii) redemptions or repurchases of any rights, or the declaration of a dividend of any rights, or the issuance of any security under any future rights plan of the Company, (iii) purchases or acquisitions of shares of common stock in connection with the satisfaction by the Company of its obligations under any benefit plans for its or its Subsidiaries' directors, officers, employees or independent contractors, (iv) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 10 consecutive semi-annual periods or extend beyond the Maturity of this Security. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may commence a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Holders of the Securities of this series and the Trustee notice of its election to begin any such Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on the Securities would be payable but for such deferral or, so long as the Securities are held by the Trust prior to the earlier of (i) the next succeeding date on which the Distributions on the Capital Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

                          On or after December 1, 2006, the Company may at any
time, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem this Security in whole at any time or in part from time to time, at the following Redemption Prices (expressed as percentages of the principal amount) for the periods indicated, plus accrued and unpaid interest, including Additional Interest, if any, to the Redemption Date:

                          December 1, 2006 to November 30, 2007:    103.915%

                          December 1, 2007 to November 30, 2008:    103.524%

                          December 1, 2008 to November 30, 2009:    103.132%

                          December 1, 2009 to November 30, 2010:    102.741%

                          December 1, 2010 to November 30, 2011:    102.349%

                          December 1, 2011 to November 30, 2012:    101.958%

                          December 1, 2012 to November 30, 2013:    101.566%

                          December 1, 2013 to November 30, 2014:    101.175%

                          December 1, 2014 to November 30, 2015:    100.783%

                          December 1, 2015 to November 30, 2016:    100.392%

                          On or after December 1, 2016:             100.000%


                          If a Special Event in respect of Allstate Financing
II shall occur and be continuing, the Company may, at its option, redeem this Security at any time within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of Section 1108 and the other provisions of Article Eleven of the Indenture. The Redemption Price for such a redemption prior to December 1, 2006 shall be equal to (A) the greater of (i) 100% of the principal amount of this Security or (ii) as determined by a Quotation Agent, the sum of the present values of the principal amount and premium that would be payable as part of the Redemption Price with respect to an optional redemption of this Security on December 1, 2006 pursuant to the immediately preceding paragraph, together with the present values (as determined pursuant to the Indenture) of scheduled payments of interest from the Redemption Date to December 1, 2006 (such time period between the Redemption Date and December 1, 2006 being referred to as the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, (B) accrued interest thereon to but excluding the Redemption Date. If the Company redeems this Security as a result of a Special Event on a Redemption Date which occurs on or after December 1, 2006, the Redemption Price shall be the Redemption Price that would be payable on or upon optional redemption of this Security on such Redemption Date pursuant to the immediately preceding paragraph.

                          In the event of redemption of this Security in part
only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                          If an Event of Default with respect to Securities of
this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                          The Indenture contains provisions for satisfaction,
discharge and defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

                          The Indenture permits, with certain exceptions as
therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                          No reference herein to the Indenture and no provision
of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (and premium, if any) and interest on the Security at the times, place and rate, and in the coin or currency, herein prescribed.

                          As provided in the Indenture and subject to certain
limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                          Prior to due presentment of this Security for
registration of transfer, the Company, the Trustee and any agent of this Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                          [The Securities of this series are issuable only in
registered form without coupons in denominations of $1,000 and any integral multiple thereof.] [This Global Security is exchangeable for Securities in definitive form only under certain limited circumstances set forth in the Indenture. Securities of this series so issued are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Securities of this series [so issued] are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                          The Company and, by its acceptance of this Security
or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.

                          THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL
GOVERN THE INDENTURE AND THE SECURITIES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.